Exhibit 1

               SUBSCRIPTION AGREEMENT made as of the 3rd day of June, 1996 between EXTECH CORPORATION, a Delaware corporation (the "Company"), and the undersigned subscribers (individually, a "Subscriber" and collectively, the "Subscribers").

               The Company desires to obtain financing by selling to the Subscribers an aggregate of 3,200,000 Common Shares, par value $.01 per share (the "Shares"), at a price of $0.25 per Share (the "Offering"). Each Subscriber desires to purchase the number of Shares set forth on the signature page hereof.

               NOW, THEREFORE, for and in consideration of the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

               I.   SUBSCRIPTION FOR SHARES

                    1.1 Subject to the terms and conditions hereinafter set forth, each Subscriber hereby subscribes for and irrevocably agrees to purchase from the Company the number of Shares set forth on the signature page hereof, and the Company agrees to sell such Shares to each of the Subscribers, at a purchase price equal to $0.25 per Share. The purchase price is payable on June 10, 1996 by check made payable to the order of the Company. The certificates evidencing the Shares purchased by the Subscribers will be delivered by the Company to the Subscribers as soon as practicable following the Company's receipt of the purchase price therefor.

               II.  REPRESENTATIONS BY SUBSCRIBER

                    Each Subscriber understands and agrees that the Company is relying and may rely upon the following representations, warranties and agreements made by such Subscriber in entering into this Agreement:

                    2.1 Each Subscriber recognizes that the purchase of the Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (a) he may not be able to liquidate his investment in the event of emergency; (b) transferability is extremely limited; and (c) in the event of a disposition, he could sustain a complete loss of his investment.

                    2.2 Each Subscriber acknowledges that he (a) is competent to understand and does understand the nature of the investment; and (b) must be able to bear the economic risk of the investment.

                    2.3 Each Subscriber understands that he must be an accredited investor as described in paragraph 2.3.1 through 2.3.3 hereof to qualify for the purchase of the Shares, and hereby represents and warrants that he is an accredited investor. In order to be an accredited investor, he must be one or more of the following:



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                         2.3.1  A Director or executive officer of the
Company;

                         2.3.2  A natural person whose individual net worth
or joint net worth with that person's spouse, at the time of his purchase, exceeds $l,000,000; or

                         2.3.3  A natural person who had an individual
income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

                    2.4 Each Subscriber acknowledges that he has significant prior investment experience, including investment in non-listed and non-registered securities, and that he has read all of the documents furnished or made available by the Company to evaluate the merits and risks of his investment; and that he recognizes the highly speculative nature of this investment and is able to bear the economic risk he hereby assumes.

                    2.5 Each Subscriber hereby represents that the Company has furnished to him a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 and Quarterly Report on Form 10-QSB for the period ended March 31, 1996. The Subscriber represents further that he has been furnished with all information regarding the Company which he has requested or desired to know; that all other documents which could be reasonably provided have been made available for his inspection and review; and that he has been afforded the opportunity to ask questions of and receive answers from duly authorized officers and/or other representatives of the Company concerning the terms and conditions of the Offering, and any additional information which he has requested.

                    2.6 Each Subscriber hereby acknowledges that this Offering of Shares has not been reviewed by the Securities and Exchange Commission (the "SEC") because it is intended to be a non-public offering pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act").

                    2.7 Each Subscriber represents that the Shares are being purchased for his own account, for investment, and not for distribution or resale to others. Each Subscriber agrees that he will not sell, transfer or otherwise dispose of the Shares or any portion thereof, unless they are registered under the Act or unless an exemption from such registration is available.

                    2.8 Each Subscriber consents that the Company may, if it desires, permit the transfer of the Shares by the Subscriber out of his name only when his request for transfer is accompanied



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by an opinion of counsel satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Act or any applicable state "blue sky" laws (collectively, "Securities Laws"). Each Subscriber agrees to hold the Company and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses (including attorneys' fees) incurred by them as a result of any sale or distribution by such Subscriber in violation of any Securities Laws or any misrepresentation herein.

                    2.9 Each Subscriber consents to the placement of a legend on the certificates evidencing the Shares stating that they have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof. Each Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of the Shares.

               III. REPRESENTATIONS BY THE COMPANY

                    3.1 The Company represents and warrants to each Subscriber as follows:

                         (a)  The Company is a corporation duly organized,
existing and in good standing under the laws of the State of Delaware and has the corporate power to conduct its business.

                         (b)  The execution, delivery and performance of
this Agreement by the Company has been duly approved by the Board of Directors of the Company.

                         (c)  The Shares have been duly and validly
authorized and, when issued in accordance with the terms hereof, will be duly and validly authorized and issued, fully paid and nonassessable.

               IV.  INTENDED USE OF PROCEEDS

                    4.1 Each Subscriber hereby acknowledges that the proceeds from the sale of the Shares are intended to be used by the Company in connection with the acquisition and/or operation of one or more sports franchises and/or related sports equipment companies. Each Subscriber acknowledges the substantial risks involved in such regard, including, without limitation, the lack of experience on the part of the Company management in such industries. Each Subscriber acknowledges further that no assurances are being given by the Company that the proceeds of the sale will be so utilized.



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               V.   INVESTMENT RESTRICTIONS

                    5.1 Each Subscriber acknowledges that there is a very limited public market for the Shares. Each Subscriber understands that, absent registration under the Act, the Shares may only generally be publicly sold pursuant to Rule 144 (the "Rule") promulgated under the Act. The Rule permits, subject to all of its terms and conditions, the public resale (in limited amounts) of securities acquired in non-public offerings without having to satisfy the registration requirements of the Act. The Subscriber further understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended, or its dissemination to the public of any current financial or other information concerning the Company, which in most circumstances is required by the Rule as one of the conditions of its availability. Accordingly, each Subscriber recognizes that, notwithstanding the existence of a public market for the Shares, he may not be able to take advantage of the resale provisions of the Rule and may be unable to publicly offer or sell any of such Shares.

               VI.  NOTICES TO SUBSCRIBERS

                    6.1 THE SHARES HAVE NOT BEEN REGISTERED UNDER THE ACT AND ARE BEING OFFERED AND SOLD IN RELIANCE ON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                    6.2 The Shares are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act, and applicable state securities laws, pursuant to registration or exemption therefrom.

               VII.  MISCELLANEOUS

                    7.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, overnight mail or courier or telecopier, addressed to the Company at 90 Merrick Avenue, East Meadow, New York 11554, Attention: President and to each Subscriber at his address indicated on the signature page hereof. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

                    7.2 This Agreement shall not be changed, modified or amended except by a writing signed by the party to be charged, and this Agreement may not be discharged except by performance in



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accordance with its terms or by a writing signed by the party to be charged.

                    7.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature between them. Each Subscriber acknowledges and agrees that the Company is making no representations in connection with the purchase and sale of the Shares except as expressly set forth herein.

                    7.4 This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of New York, applicable to agreements to be performed wholly within the State of New York.

                    7.5 This Agreement may be executed in counterparts. Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of the Shares as herein provided.



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               IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                   EXTECH CORPORATION

                                   By:/s/
                                      ---------------------------
                                      Brian K. Ziegler, Secretary

                                   SUBSCRIBERS
                                   -----------

                                   /s/
                                   -------------------------------
                                   Morton L. Certilman

                                   90 Merrick Avenue
                                   East Meadow, New York  11554
                                   -------------------------------
                                   Address

                                   340,000
                                   -------------------------------
                                   Number of Shares Subscribed for

                                   $85,000
                                   ------------------------------
                                   Aggregate Purchase Price



                                   /s/
                                   -------------------------------
                                   Jay M. Haft

                                   201 S. Biscayne Blvd.,
                                   Suite 3000
                                   Miami, Florida 33131
                                   -------------------------------
                                   Address

                                   700,000
                                   ------------------------------
                                   Number of Shares Subscribed for

                                   $175,000
                                   ------------------------------
                                   Aggregate Purchase Price



                                   STERLING FOSTER HOLDING CORP.

                                   By: /s/
                                   -------------------------------
                                   Adam Lieberman, President

                                   198 Woodbine Road
                                   Roslyn Heights, NY 11577
                                   -------------------------------
                                   Address

                                   1,800,000
                                   ------------------------------
                                   Number of Shares Subscribed for

                                   $450,000
                                   ------------------------------
                                   Aggregate Purchase Price



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                                   /s/
                                   ------------------------------
                                   Certilman Balin Adler
                                     & Hyman, LLP
                                   401K Plan, FBO
                                   Morton L. Certilman

                                   360,000
                                   -------------------------------
                                   Number of Shares Subscribed for

                                   $90,000
                                   ------------------------------
                                   Aggregate Purchase Price



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